Exhibit 10.27

LEASE DEED
LESSOR: T. KRISHNAPPA AND T. RAMACHANDRA
LESSEE: ARUBA NETWORKS INDIA PRIVATE LIMITED

Table of Contents
1.DEFINITIONS:
2.LEASE:
3.RATE OF RENT:
4.ENHANCEMENT:
5.LEASE / RENT COMMENCEMENT DATE:
6.LOCK-IN PERIOD:
7.MAINTENANCE CHARGES:
8.SECURITY DEPOSIT:
9.SIGNAGE:
10.INDEMNITY:
11.SALE AND ATTORNMENT:
12.RENTAL DISCOUNTING / MORTGAGE:
13.USE OF THE PREMISES:
14.ELECTRICITY & WATER:
15.TELEPHONE LINES:
16.BACK-UP POWER FOR COMMON AMENITIES, FACILITIES AND COMMON AREAS:
17.SUB-LETTING:
18.INSPECTION AND REPAIRS:
19.STRUCTURAL ADDITIONS/ALTERATIONS:
20.NON STRUCTURAL ALTERATIONS/ INTERIORS:
21.PAYMENT OF TAXES:
22.DELAY/ DEFAULT IN PAYMENT OF RENT/ MAINTENANCE:
23.REPRESENTATIONS, WARRANTIES AND INDEMNITIES:
24.REPAIRS AND MAINTENANCE:
25.INSURANCE:
26.CAFETERIA
27.HANDING OVER OF THE POSSESSION
28.TERMINATION:
29.FORCE MAJEURE:
30.SUSPENSION OF RENT AND LEASE:
31.MODIFICATION/VARIATION:
32.WAIVER/FORBEARANCE:
33.HEADING:
34.NOTICE AND SERVICE OF NOTICE:
35.JURISDICTION OF THE COURT:
36.EXECUTION OF LEASE DEED, STAMP DUTY AND REGISTRATION THEREOF:
37.SEVERANCE:
38.DEED IN DUPLICATE:
39.DISPUTE RESOLUTION:
40.ENTIRE AGREEMENT:
41.LIMITATION OF LIABILITY:

LEASE DEED
THIS LEASE DEED (hereinafter called “Deed”) is executed and entered into on this the ____________ day of March 2013, at Bangalore (__/03/2013).
BETWEEN

I.	T. KRISHNAPPA, s/o. Muniyappa, aged about sixty one (61) years, residing at Kariyammana Agrahara village, Varthur Hobli, Bangalore East Taluk (hereinafter referred to as “T. Krishnappa”)

II.	T. RAMACHANDRA, s/o. Muniyappa, aged about fifty one (51) years, residing at Kariyammana Agrahara village, Varthur Hobli, Bangalore East Taluk (hereinafter referred to as “T. Ramachandra”)
(T. Krishnappa and T. Ramachandra are hereinafter collectively referred to as the “LESSOR”, which term shall, unless repugnant to the context or meaning thereof, be deemed to mean and include their respective heirs, administrators, executors and anyone claiming through or under them)
AND
Aruba Networks India Pvt. Ltd., a company incorporated under the provisions of the Companies Act, 1956, having its registered office at 1112, Subrmanya Arcade, Tower D, Ground Floor & First Floor, Bannerghatta road, Bangalore -560 029 (hereinafter referred to as the “LESSEE”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its successor in interest and permitted assigns) and acting through its duly authorised representative, Mr. Mark E Deiters, Senior Facilities Manager, its Authorised Signatory.

I.
The LESSOR and M/s. Salarpuria Properties Private Limited (hereinafter referred to as the “Developer”) had entered into an agreement for joint development dated 17.12.2003 registered as document No. 18703/2003-04, stored in the C. D No. 124 in the office of the Sub-Registrar, Bangalore South Taluk, Bangalore herein for the development of the land at survey No.15/3 & 16, Kadubeesanahalli, Varthur Hobli, Bangalore South Taluk, Bangalore (the “Property” morefully described in the Schedule ‘A’ herewith);

II.
AND WHEREAS the LESSOR have represented to the LESSEE that the Developer has constructed the Building (as defined hereinafter) at its own cost and expense pursuant to the building plans sanctioned by the concerned authorities bearing LP No. E/90/2004-05 dated 25.02.2005, and thereafter, occupancy certificate dated 2/1/2006 bearing No.BDA/EM/EO-111/TA-11/OC/T-492/05-06 has been issued by the competent authority with respect to the Building (as defined hereinafter);

III.	AND WHEREAS by virtue of the allocation agreement between the LESSOR and the Developer dated 16.01.06 registered as document No. BAS-1-12490-2005-06 in C.D. No.

BASD 205, the LESSOR are the absolute owners and in possession of the constructed area on the Schedule ‘A’ Property measuring 18375 Square Feet of super built up area located at Ground Floor, 18375 square feet of super built up area located on the First floor, and 22375 square feet of super built up area in the Third Floor of Block B, wing ‘A’ of the Building (‘Office Premises’) along with 59 numbers of car parking space (‘Car Parking Space’) more particularly described in Schedule “B” hereunder (hereinafter referred to as the “Scheduled Premises”). The Floor Plan is attached herewith as Annexure I;

IV.
AND WHEREAS the LESSEE has requested the LESSOR to grant lease of the Scheduled Premises, and the LESSOR having agreed to grant such lease, has offered the same to the LESSEE, making the following representations:

i)
That the LESSOR is the sole and absolute owner of the Scheduled Premises and that none else has any right, title, interest or share therein, and that there is no patent or latent defect in the LESSOR’s title to the demised land;

ii)	That the LESSOR has not entered into any agreement or arrangement for sale or letting out the Scheduled Premises with / to anyone else;

iii)	That there is no impediment whatsoever for letting out the Scheduled Premises;

iv)	That the Scheduled Premises is capable of being used for the purposes as defined under this Deed under all applicable laws;

v)
That the LESSEE, on paying the rent, shall peacefully hold and enjoy the Scheduled Premises during the term of the Lease and any extended period thereof, without any interruption whatsoever, by or from the LESSOR or any person claiming under, through or in trust for the LESSOR.

V.
AND WHEREAS the LESSEE relying on the representations made by the LESSOR with regard to its right to Lease the Scheduled Premises on the terms and conditions contained herein and LESSOR’s other representations in this Deed, has agreed to take on lease the Scheduled Premises.

VI.
The Parties desire to enter into this Lease Deed to confirm and record the grant of lease of the Scheduled Premises and terms and conditions under which the LESSEE shall take the Scheduled Premises on lease from the LESSOR and other understandings in relation thereto;

NOW, THEREFORE THIS DOCUMENT WITNESSETH AND THE PARTIES HERETO AGREE AND DECLARE AS UNDER:

1.	DEFINITIONS:
Unless the context herein otherwise provides, the following terms shall have the meanings assigned thereto as follows:
“Building” means ‘Block ‘B” constructed on a portion of the Property known as “SALARPURIA HALLMARK” comprising of basement, ground and three (3) upper floors and the terrace together with the Common Areas in the Property;
“Lease Commencement Date” shall be 1st May, 2013;
“Lease Deed”, “Lease” or “Deed” shall mean this Lease Deed and any annexure and Schedule attached hereto and any amendments hereto;
“Lock-in-Period” shall mean the initial period of sixty (60) months from the Rent Commencement Date;
“Parties” shall mean LESSOR and LESSEE and “Party” shall mean the LESSOR or the LESSEE;
“Rent Commencement Date” shall mean the date of commencement of payment of Rent which is 1st May 2013;
“Security Deposit” shall mean the interest free refundable security deposit to be paid by the LESSEE to the LESSOR as per Clause 8 hereof;

2.	LEASE:
In consideration of the Interest-free refundable security deposit paid under this Deed and the promise & obligation undertaken by the LESSEE to pay rent herein reserved, the LESSOR hereby grants by way of lease to the LESSEE and LESSEE hereby takes on Lease the Scheduled Premises being the fully fitted out Office Premises measuring a total rentable area of 59125 Square Feet of super built up area consisting of 18375 square feet of super built up area located on the Ground Floor, 18375 square feet of super built up area located on the First Floor and 22375 square feet of super built up area in the Third Floor of Block B, wing ‘A’ of the Building along with 59 numbers of car parking space and to hold the same unto the LESSEE for a period of Five (05) years together with the available easements, rights and advantages appurtenant thereof. The Possession of the Scheduled Premises will be handed over by the LESSOR to the LESSEE on or before the Lease Commencement Date.

3.	RATE OF RENT:

3.1
The total rent payable by the LESSEE to the LESSOR for the Scheduled Premises per month shall be Rs. 44,04,813/- (Rupees Forty Four Lakhs Four Thousand Eight Hundred and Thirteen Only) (Office Premises Rent) plus service tax, lease tax and such other tax as applicable on the Lease/Rent.

3.2
For the present 59 Car Parking spaces allocated to the LESSEE, there will be no additional rentals. If any additional car parking slot is allocated subject to availability, the LESSEE agrees to pay Rs. 3,500/- (Rupees Three Thousand Five Hundred Only) per each additional car parking slot per month (Car Parking Rent) plus service tax, lease tax and such other taxes as applicable on the Lease/Rent.

3.3	It is agreed between the Parties that the Lessee shall pay the above Rent in 66.66%:33.34% proportion to the LESSOR in the following manner:

3.3.1
The Lessee shall pay office rent amounting to Rs. 29,36,248/- (Rupees Twenty Nine Lakhs Thirty Six Thousand Two Hundred and Forty Eight Only) per month plus service tax, Lease Tax and such other tax as applicable on the Lease/Rent to T. Krishnappa.

3.3.2
The Lessee shall pay office rent amounting to Rs. 14,68,565/- (Rupees Fourteen Lakhs Sixty Eight Thousand Five Hundred and Sixty Five Only) per month plus service tax, Lease Tax and such other tax as applicable on the Lease/Rent to T. Ramachandra.

3.4	The Office Premises Rent and the Car Parking Rent shall hereinafter be collectively referred to as the “Rent” and Rent is subject to escalation as per Clause 4.

3.5
The monthly Rent for the Scheduled Premises shall be paid by the LESSEE to the LESSOR every month on or before the 7th day of each English calendar month for the month for which it is due commencing from the Rent Commencement Date either by cheque or wire transfer. The monthly rent payable by the LESSEE to the LESSOR is computed on the super built area fully fitted out with the Fit outs.

3.6
The Rent payable is subject to deduction of tax at source as per the prevailing law. The Rent shall be paid subject to deduction of tax at source (“TDS”) as may be applicable. The LESSEE shall provide Tax Deduction at Source certificates to the LESSOR in accordance with law and before on refund of security deposit. The deposit of TDS should be reflected in the official website of National Securities Depository Limited and that such deposit should match with TDS certificate issued by the LESSEE.

3.7
Any tax in the nature of service tax or lease tax or any tax levied or to be levied or cess or incidental if any on lease Rent payable in respect of the Scheduled Premises and/or the car parking spaces and/or on the usage of fixtures and furnishing on lease or hire basis or tax of any other nature or any tax levied on the transaction of the Lease as set out herein as applicable from time to time on Lease rentals or hire charges other than income tax or property tax, shall be borne by the LESSEE irrespective of whether the tax is levied by the Central Government or State Government or any other statutory authority entitled to levy such kind of tax.

4.	ENHANCEMENT:
The Rent for the Scheduled Premises shall escalate by 4% every twelve months from the Lease Commencement Date.

5.	LEASE / RENT COMMENCEMENT DATE:

5.1
The initial lease term will be for a period of Five (05) years commencing on the Lease Commencement Date (hereinafter referred to as the “Term”). The obligation for the payments of rent shall commence from Rent Commencement Date.

5.2
Upon the expiry of the Term of Lease as described in Clause 5.1 above, Lessee has the sole option to seek further extensions of 5 years (extended terms) at the terms and conditions stipulated in this Deed.

5.3
The Lessee desirous of renewal as provided in clause 5.2 should intimate in writing to the Lessor six months before the expiry of current Lease term. The renewal shall be by way of execution and registration of fresh Lease Deed with appropriate Authority before expiry of the Term.

6.	LOCK-IN PERIOD:
Except as provided in this Deed, the LESSEE and the LESSOR shall not be entitled to terminate the Lease for an initial period of Sixty (60) months from the Rent Commencement Date (hereinafter referred to as “Lock-In Period”). In the event of the LESSEE being desirous to terminate the Lease during the Lock-In Period for reasons other than the breach on the part of the LESSOR, or the LESSOR terminating the Lease due to the default of the LESSEE, the LESSEE will become liable to pay the Rent with respect to the Scheduled Premises for the remainder of the Lock-In Period. If a termination is caused due to breach by the Lessor of its obligation under this Deed, the Lessee will not be required to pay any amounts for the remainder of the Lock-in period. If the LESSEE does not propose to continue the Lease at any time after the expiry of the Lock-In Period then in that event the LESSEE shall give three (03) months’ advance written notice to the LESSOR.

7.	MAINTENANCE CHARGES:

7.1
The LESSOR will ensure that the Building is maintained as described in Annexure–II and M/s SPPL Property Management Private Limited (SPPL), having its office at 4th floor, Salarpuria Windsor, No. 3, Ulsoor Road, Bangalore 560 042 has been appointed by the LESSOR to provide such management services.

7.2
The LESSEE shall pay a Maintenance Charge amounting to Rs. 4,43,438.50 (Rupees Four Lakh Forty Three Thousand Four Hundred Thirty Eight Only) calculated at the rate of Rs. 7.50/- (Rupees Seven and Paisa Fifty only) per square foot of the Office Premises per month in advance plus service taxes and such other tax as applicable, subject to applicable tax deducted at source. The Maintenance charge is payable from the Lease Commencement Date. The Maintenance Charges shall be enhanced by 5% (five percent) at the end of every 12 (Twelve) months commencing on Lease Commencement Date. The Scheduled Premises maintenance charge is payable to M/s SPPL Property Management Private Limited every month on or before the 7th day of each English calendar month for the month for which it is due commencing from the Lease Commencement Date along with the Rent payable to the LESSOR.

8.	SECURITY DEPOSIT:

8.1
The LESSEE shall pay to the LESSOR an Interest Free Refundable Security Deposit (“Security Deposit”) for the Scheduled Premises amounting to Rs.3,96,43,313/- (Rupees Three Crore Ninety Six Lakhs Forty three Thousand Three Hundred and Thirteen Only) equivalent to Nine (09) months’ Office Premises Rent. It is agreed that there will no escalation/enhancement in the Security Deposit during any renewal or extension of the Lease Term. It is agreed between the Parties that the Lessee shall pay the above Security Deposit in 66.66%:33.34% proportion to the LESSOR in the following manner:

8.1.1	The Lessee shall pay Security Deposit amount of Rs. 2,64,26,232/- (Rupees Two Crore Sixty Four Lakhs Twenty Six Thousand Two Hundred and Thirty Two Only) in favour of Sri. T. Krishnappa.

8.1.2	The Lessee shall pay the Security Deposit amount of Rs. 1,32,17,080/- (Rupees One Crore Thirty Two Lakhs Seventeen Thousand and Eighty Only) in favour of Sri. T. Ramachandra.

8.2
The Security Deposit shall be refunded simultaneous to handing over of possession of the Scheduled Premises to the LESSOR after the expiry or sooner termination of the Lease Deed, subject to the deduction if any, towards arrears relating to the Rent and Maintenance Charges, or any amounts due by the LESSEE under the Deed including electricity, telephone usage charges up to the handing over date directly to the respective authorities (Permissible Deduction), failing which the LESSOR will be entitled to deduct such amounts from the Security Deposit.

8.3
The LESSOR agrees that in the event the Security Deposit is not refunded in terms of clause 8.2 above, in spite of the LESSEE coming forward to handover vacant possession of the Scheduled Premises, the LESSEE shall be entitled to apart from other legal rights available to it, remain in occupation and possession of the Scheduled Premises without payment of Rent till such time as the Security Deposit in full is refunded to the LESSEE along with interest at the rate of 15% per annum for the period of the delay. In case of continuing of its business operations from the Scheduled Premises by the LESSEE during such period, the LESSEE shall pay Maintenance Charges and its utility bills during the said period.

8.4
Notwithstanding the aforesaid, it is expressly recorded and mutually agreed that this clause or anything else to the contrary, does not and shall not be construed or deemed to extend the duration of Lease. The aforesaid right of the LESSEE to remain in rightful occupation shall be without prejudice to the right of the LESSEE to take steps to recover the unadjusted advance rent, Security Deposit amount and any other amount due for refund to the LESSEE by the LESSOR.

9.	SIGNAGE:
The LESSEE shall be entitled to display its own signs, name plates, logos and signboards on the Building Directory in the ground floor lobby Sign Board as provided by the LESSOR for the building, on exterior Sign Board and entrance point to the Building and the Premises. The LESSEE shall not be liable to pay any additional charges for such signs, nameplates, logo/sign boards, etc to the LESSOR. The LESSEE shall be responsible for securing all requisite permissions and approvals for putting up such signage.

10.	INDEMNITY:
The LESSOR shall defend, indemnify, and keep indemnified the LESSEE from and against any claim, liability, demand, loss, actions, proceedings, damage, judgment or other obligation or right of action, which may arise due to non-compliance with any statutory requirements, defect in title in the respect of the Scheduled Property leading to the LESSEE’S occupation of the Scheduled Premises being disturbed, interrupted or hampered in any manner whatsoever from any authority/ies or any other government or statutory bodies.
The LESSEE shall always observe and perform the terms and conditions, covenants and provisions of this Lease and shall not do anything whereby the right of the LESSOR to the Demised Premises is jeopardized or extinguished. The LESSEE shall indemnify and keep indemnified the LESSOR against all claims, demands, actions, proceedings, expenses, any direct and actual loss or damage suffered by the LESSOR (excluding any direct or indirect business losses) by reason of any negligent act or omission of the LESSEE in relation to the Demised Premises or by reason of non payment of Statutory Tax liability or payments of any nature arising out of business of the LESSEE in the Scheduled Premises or otherwise payable by the LESSEE.

11.	SALE AND ATTORNMENT:
The LESSOR has the right to sell / assign/ transfer the Scheduled Premises subject to the purchaser being bound by all the terms and conditions of the Lease. Subject to the purchaser agreeing in writing to being bound by all the terms and conditions of the Lease Deed, including the provisions pertaining to refund of the Security Deposit and on the LESSOR making available confirmation from the new landlord who has purchased the Scheduled Premises along with its attornment for transferring the tenancy in favour of the new landlord, the LESSOR shall stand released of its obligation under the Lease Deed and LESSEE shall attorn the tenancy in favour of the new landlord/s.

12.	RENTAL DISCOUNTING / MORTGAGE:
In the event of LESSOR arranging with any Bank or Financial Institution for discounting the Rent receivable by it or the LESSOR mortgaging the Scheduled Premises under this Deed, the LESSEE upon receipt of written instruction from the LESSOR will confirm in writing and pay the Rent payable under this Deed to the Bank or Financial Institution as the case may be as may be directed by the LESSOR. The LESSOR agrees to indemnify and keep indemnified the LESSEE against any claims in respect thereof. Should the Bank or Financial Institution require any “No objection letter,” the same will be issued by the LESSEE.

13.	USE OF THE PREMISES:

13.1
The LESSEE shall use the Scheduled Premises for IT / IT related services and shall not carry on or permit to be carried on in the Scheduled Premises, or in any part thereof, any activities which are unlawful, obnoxious, or of nuisance, annoyance or disturbance to other tenants/occupants in the Building.

13.2
The LESSEE agrees that it shall not use or permit the Scheduled Premises to be used for any form of unlawful purposes and/or in any manner disfigure the Scheduled Premises or spoil its aesthetic appeal and/or diminish its value and/or damage its facade or interiors, except normal wear and tear. The LESSEE at its sole discretion shall be entitled to use the car parking space so provided for two wheeler parking.

13.3
The LESSEE shall be entitled to enjoy the Scheduled Premises peacefully as a tenant, to use the entrances, staircases, corridors, passages and other common spaces in the building for the purpose of ingress to and egress from the Scheduled Premises.

13.4
In the event of LESSEE discontinuing its business operation from the Scheduled Premises for period more than sixty days, the LESSOR is entitled to terminate the Lease in accordance with provision of this Deed.

14.	ELECTRICITY & WATER:

14.1
The LESSOR shall provide to the LESSEE 591 KVA power load @ 1 KVA/100 Sq. Ft. of Scheduled Premises including the power for High Side Air-conditioner through Bangalore Electric Supply Company Limited (hereinafter referred to as ‘BESCOM’). In case the LESSEE requires additional power over and above 591 KVA, the LESSOR shall apply for and if sanctioned provide the same as and when required by LESSEE on payment of Security deposit of Rs. 11,500/- (Rupees Eleven Thousand Five Hundred only) per KVA of additional power applied for and sanctioned. The LESSOR shall refund to the LESSEE at the time of termination of the Lease, 70% of such refundable security deposit along with Security Deposit to be refunded under clause 8 of this Deed. The LESSEE shall bear and pay the electricity consumption charges along with contract demand charges on 591 KVA and proportionate electric charges for Chillers as per the separate meter provided therein by the LESSOR from the date of handover of the Scheduled Premises or the Lease Commencement Date, which ever is earlier. The LESSOR has informed the LESSEE that the BESCOM will be providing a single meter to the whole Building and from the said main meter the LESSOR has installed sub meters. The LESSOR has further informed the LESSEE that if any of the tenants in the Building fails to pay its dues the main meter can be disconnected. Hence in the event of the LESSEE failing to pay the amounts due for the electricity, the Maintenance Agency/ LESSOR is entitled to disconnect the power and power back-up. The LESSOR may at its discretion under written notice to the LESSEE, pay the amounts due under this clause to ensure that the electricity is not disrupted which will thereby affect the entire Building in which the Scheduled Premises are situated. The LESSEE shall repay/pay the amounts along with interest @ 15% p.a within (7) Seven days of receipt of notification intimating payment by the LESSOR or reminder reminding payment due and payable by the LESSEE failing which, it will be construed as material breach on the part of the LESSEE and the Maintenance Agency/ LESSOR shall have the right to disconnect the power and power back-up after completion of (15) Fifteen days of receipt of such notification. The LESSEE agrees to ensure that the making of payment for the electricity, only after receiving such reminders does not become a practice for every month. The LESSEE also agrees to pay for any transmission loss between the main meter and the sub meter provided to the Scheduled Property caused by LESSEE’s actions in proportion to the amounts payable by the LESSEE upon receipt of a notice from LESSOR setting forth such amount.

14.2
The LESSOR shall provide 591 KVA power back up including Power for High Side Air-conditioner through a common shared Diesel Generator for 24 hours a day and 7 days a week. In case the LESSEE requires any additional power back-up over and above 591 KVA, the LESSOR shall provide the same as and when required by the LESSEE on payment of deposit of Rs. 11,000/- (Rupees Eleven Thousand only) per KVA of additional power back up. The LESSOR shall refund 50% of such deposit to the LESSEE at the time of termination of the Lease. Consumption Charges are payable by the LESSEE as per the sub-meters installed by the LESSOR at a rate of Rs. 21/- (Rupees Twenty One only) Plus taxes as applicable per unit and is benchmarked to the current fuel costs i.e. Rs. 51.99 per litre. This charge is payable to M/s SPPL Property Management Private Limited (SPPL). SPPL reserves the right to change the charge in proportion to any actual change in input costs. (E.g. increase in diesel prices, etc.).

14.3
The LESSOR shall be responsible for providing water and sewage connection in accordance with the applicable laws. No connection charge or consumption charges shall be payable by the LESSEE. The water consumption charges are part of and included in the maintenance charges payable by the LESSEE to the Maintenance authority. The Lessee shall however, make their own arrangements for drinking water.

15.	TELEPHONE LINES:
The LESSEE shall have the right to apply for, obtain and install as many telephone/fax/ISDN/International Private Leased Circuits and other telecommunications systems and devices for the Scheduled Premises as it may deem necessary for its business activities in its own name and at its own cost. The LESSEE shall pay the charges for such lines installed to the appropriate authorities. On receipt of a request from the LESSEE, the LESSOR shall execute such documents as may be required by the LESSEE for applying, obtaining and installing such telecommunications systems and devices. The LESSOR will provide right of access without any hindrance or charge to any third party appointed by the LESSEE for the purpose of providing telecommunication services to the LESSEE. The LESSEE shall have due regard to safety, building bye-laws, aesthetics etc., while installing such equipment and shall, on expiry or earlier termination of the lease, remove such installation without causing any damage to the Scheduled Property/Building (normal wear and tear, Force Majeure excepted). The Lessees shall ensure that the LESSOR is not held liable for any lapses on the part of the Lessees in installation and use of this equipment as may be prescribed by the concerned governmental authority. The LESSEE, at its own cost, shall remove the same upon the expiry of the Term or earlier termination of the lease. The LESSEE shall keep indemnified the LESSOR at all times in regard to any claims arising the act such installations of the LESSEE.

16.	BACK-UP POWER FOR COMMON AMENITIES, FACILITIES AND COMMON AREAS:
The LESSOR shall provide common generator set for the provision for back up power for lifts, all the lighting in the common areas, pumps of the Building, and all other common areas and facilities of the Building so as to have uninterrupted supply of electricity for such amenities and facilities as stated herein. The consumption cost in this regard will form a part of the maintenance charges.

17.	SUB-LETTING:

17.1
The LESSEE shall have the right to sub-lease or assign the lease all or any portion of the Scheduled Premises to its subsidiaries, parent companies, subsidiaries of Parent Companies, without the prior written consent of the LESSOR, however upon written notice to the LESSOR in that regard and the LESSEE will continue to be responsible for all the obligations and performance under the Deed.

17.2
The Lessee may, during the Lock In Period, sub-lease a part or the entire Premises to any third party, with the prior written consent of the Lessor, which shall not be unreasonably withheld by the Lessor. Such subletting to support the incidental requirement of the Lessee and not as commercial gain. In case of such sub-lease, the Lessee will continue to be responsible for all the obligations and performance under the Lease Deed.

18.	INSPECTION AND REPAIRS:
The LESSEE shall permit the LESSOR or its authorised agents to enter upon the Scheduled Premises for inspection and carrying out repairs at reasonable business hours of operation in the day after 24 (Twenty Four) hours prior intimation to the LESSEE and in the presence of a representative of the LESSEE.

19.	STRUCTURAL ADDITIONS/ALTERATIONS:
The LESSEE shall not effect any structural additions or alterations of permanent nature to the Scheduled Premises without the previous written consent of the LESSOR.

20.	NON STRUCTURAL ALTERATIONS/ INTERIORS:
The LESSEE shall have the right to make improvements within the Scheduled Premises and to replace the existing fixture and furniture at its own expense and make non-structural alterations subject to local council and building regulations subject to the LESSOR’s prior review and approval. The LESSOR shall on the request of the LESSEE be responsible for the removal and disposal of any of or all the existing fixtures and furniture of the Office Premises. The LESSOR and the LESSEE agree that on the expiry or earlier termination of the Lease and at the time of vacating the Scheduled Premises, the LESSEE shall leave all such fixtures, furniture, machinery, equipment etc. as may have been installed or attached or bought in the Scheduled Premises by the LESSEE from time to time without causing any damage to the Scheduled Premises and the LESSOR is not liable to pay any cost/charges to the LESSEE for such fixtures, furniture.

21.	PAYMENT OF TAXES:
The LESSOR will be solely liable to pay, all existing and future rates, taxes, cesses, assessments and out goings in respect of the Scheduled Premises and the land on which it stands, including but not restricted to, land tax, building tax, corporation and house tax, as applicable.
The LESSEE agrees that for the Term it will be solely liable to pay all existing and future rates, taxes, cesses, assessments and other outgoings with respect to the lease of the Scheduled Property or incidental to the transaction of the leasing of the Scheduled Property and the LESSOR shall have no responsibility in that regard. It is hereby specifically clarified that Rent Tax as defined herein shall not include any Property Tax as defined hereinabove.

22.	DELAY/ DEFAULT IN PAYMENT OF RENT/ MAINTENANCE:
Without prejudice to the right of the LESSOR to terminate this lease, in the event of delay / default in payment of the rent/maintenance/utility charges to be paid under this Deed by the LESSEE to the LESSOR under this Deed, such delayed/defaulted amounts shall carry interest at the rate of 15% per annum.

23.	REPRESENTATIONS, WARRANTIES AND INDEMNITIES:

23.1	LESSOR’S REPRESENTATION:
The LESSOR represents and warrants to the LESSEE as follows:

a)
That the LESSOR have absolute and unfettered rights with regard to the Scheduled Premises and no other person or Party has or have any right, title or interest therein. That the LESSOR is sufficiently empowered to lease the Scheduled Premises and covenants that it has obtained all the approvals and clearances as may be required to sufficiently assure the LESSEE, the leasehold rights to the Scheduled Premises;

b)	that the LESSOR has not entered into any arrangement or agreement of sale, lease, licence of the Scheduled Premises or any part thereof with any person or party;

c)
that there is no restraint or obstruction on the LESSEE using and/or occupying the Scheduled Premises for the purposes for which the lease is being taken either from the LESSOR or anyone claiming through the LESSOR or under the LESSOR’S predecessors-in-title;

d)	that the LESSEE shall at all times during the term of the Lease enjoy exclusive, quiet and peaceful possession of the Scheduled Premises.

e)	that the LESSOR shall not do any such act/s which shall prejudice the right of the LESSEE under the Lease in any manner whatsoever.

a)
that the Municipal taxes with regards to the Scheduled Property (called “Property tax”) have been paid up to date and that there are no outstanding recovery proceeding under any statute which would affect the interest of the LESSEE under this Lease;

b)	that the Scheduled Premises are free from any kind encumbrances, attachments, acquisition or court proceedings mortgages, charges, liens or charges of any kind;

23.2	LESSEE’S REPRESENTATION:

(i)
The LESSEE shall pay the Rents, without any delay, default or demand on its due date and observe and perform all the terms and conditions, covenants and provisions on which the Scheduled Premises are given on lease. It shall not do, omit or suffer to be done anything whereby the right of the LESSOR to the Scheduled Premises is violated, forfeited, jeopardized or extinguished.

(ii)
The LESSEE shall not in any manner carry out any unlawful, illegal or dangerous activity in the Scheduled Premises nor do or cause to be done anything therein which is or is likely to be a nuisance or annoyance to the occupants of the Buildings.

(iii)
The LESSEE will use the Scheduled Premises only for I.T AND I.T.E.S office use and shall obtain necessary permissions/approvals and consents required from any Statutory, Local or Public Body or Authority for the same and shall regularly pay the Rent hereby reserved at the time and in the manner aforesaid.

(iv)
Subject to the LESSOR refunding the Refundable Security Deposit, on the expiry or earlier termination of this Lease Deed the LESSEE shall forthwith vacate and hand over the Scheduled Premises to the LESSOR.

(v)	The LESSEE shall be responsible for the safety and security of all its employees, materials, equipment and goods.

(vi)
The LESSEE shall not store any inflammable items in the Scheduled Premises without securing all statutory permissions and fully implementing safety regulations required for the said purpose and such safety measures as may be reasonably and properly recommended by the LESSOR.

(vii)	The LESSEE shall observe and perform all the terms, conditions, covenants and provisions of this Lease Deed to be observed and performed by the Lessee;

(viii)
The LESSEE shall be responsible to de-bond the Scheduled Premises taken on lease before the termination of the lease in respect of the same Premises and handing over possession of the Scheduled Premises on termination of the lease at its own risk and cost.

24.	REPAIRS AND MAINTENANCE:

24.1
The LESSEE shall at their cost attend to the routine day-to-day maintenance of the Scheduled Premises in a state of good repair (normal wear and tear excepted). All the equipment provided by the LESSOR shall also be maintained by the LESSEE excluding HVAC, DG Sets, Lifts and other common facilities;

24.2
All repairs in the nature of structural repairs with respect to the Scheduled Premises not caused by negligent or intentional act or omission of the Lessee shall be carried out by the Lessors at Lessors’s cost and expense.

25.	INSURANCE:

25.1
The LESSOR shall take insurance with regards to Building and the amenities affixed thereon and belonging to the LESSOR and provide copies of such insurance policies to the LESSEE on request. The insurance shall include coverage for riots, floods, tempest, fire, earthquake, all kinds of natural calamity, terrorist actions, etc., and the charges thereof being included in the Maintenance Charges.

25.2
The LESSEE shall insure all the equipment, furniture and fixtures brought in by it during the Lease period against any loss and damage due to fire accident, theft, robbery, civil commotion, riot, storm, tempest, flood or any inevitable accident or electrical short circuiting or any other irresistible force or an act of God.

26.	CAFETERIA

26.1
Cafeteria: The LESSOR shall provide the LESSEE with a cafeteria facility of about Three Thousand Five Hundred (3500) square feet on the terrace of the Building (the “Cafeteria”) for the LESSEE’s exclusive use during the Term. The LESSOR shall handover the Cafeteria to the LESSEE on or before the Lease Commencement Date.

26.2	Cafeteria Rent:

26.2.1
It is agreed between the Parties that the LESSEE shall pay to the Lessor herein for the first one year from the Lease Commencement Date Cafeteria Rent amount of Rs. 78,750/- (the “Cafeteria Rent”) in 66.66%:33.34% proportion in the following manner:

(i)
The LESSEE shall pay Rs. 51,975/- (Rupees Fifty One Thousand Nine Hundred Seventy Five only) per month plus service tax, Lease Tax and such other tax as applicable on the Lease/Rent as applicable on the Lease/Rent to T. Krishnappa.

(ii)
The LESSEE shall pay Rs. 26,775/- (Rupees Twenty Six Thousand Seven Hundred Seventy Five Only) per month plus service tax, Lease Tax and such other tax as applicable on the Lease/Rent to T. Ramachandra.

26.2.2	It is further agreed between the Parties that from 1st May 2014, the LESSEE shall pay to the LESSOR herein the above Rent amount of Rs. 1,63,800/- in 66.66%:33.34% proportion in the following manner:

(i)
The LESSEE shall pay Rs. 1,09,189/- (Rupees One Lakh Nine Thousand One Hundred and Eighty Nine only) per month plus service tax, Lease Tax and such other tax as applicable on the Lease/Rent to T. Krishnappa.

(ii)	The LESSEE shall pay Rs. 54,611/- (Rupees Fifty Four Thousand Six Hundred and Eleven Only) per month plus service tax, Lease Tax and such other tax as applicable on the Lease/Rent to T. Ramachandra.

26.2.3	The Cafeteria Rent is payable on or before the seventh (7th) of each and every month in advance, subject to deduction of tax at source

26.2.4	The Cafeteria Rent as mentioned in the Clause 26.2.2 shall escalate by 4% on 1st May 2015 and every twelve months thereafter during the Term.

26.3
Cafeteria Maintenance: The Parties agree that the maintenance for Common Areas for the Cafeteria will be undertaken directly by the Maintenance Agency. The LESSEE shall maintain the interiors of the Cafeteria. Commencing from the Lease Commencement date, the LESSEE shall pay maintenance charges to the Maintenance Agency amounting to Rs. 26,250/- (Rupees Twenty Six Thousand Two Hundred and Fifty Only) @ Rs. 7.50 per sq. ft per month plus service tax as applicable.

26.3.1
The Maintenance charge is payable to the maintenance agency M/s. SPPL Property Management Pvt. Ltd. The maintenance charge is payable on or before the seventh (7th) of each and every month in advance, subject to deduction of tax at source.

26.3.2	The last Maintenance charge shall escalate by 5% @ every twelve months from the Lease commencement date.

26.4
Cafeteria Deposit: The LESSEE shall maintain with the LESSOR an interest free refundable security deposit for the Cafeteria amounting to Rs. 14,17,500/- (Rupees Fourteen Lakhs Seventeen Thousand Five Hundred Only) (the “Cafeteria Deposit”). The Parties further agree that the provisions related to payment of Deposit, refund of Security Deposit and handover of possession of the Scheduled Premises as contained in the Lease Deed shall also apply in the same manner to the Cafeteria Deposit. It is agreed by the parties that the Lessee will pay the Cafeteria Deposit in the proportion of 66.66%:33.34% in the following manner:

26.4.1	The Lessee shall pay Cafeteria Deposit of Rs. 9,44,905.50/- (Rupees Nine Lakhs Forty Four Thousand Nine Hundred and Five and Paise Fifty only) in favour of Sri. T. Krishnappa.

26.4.2	The Lessee shall pay Cafeteria Deposit of Rs. 4,72,594.50/- (Rupees Four Lakhs Seventy Two Thousand Five Hundred Ninety Four and Paise Fifty Only) in favour of Sri. T. Ramachandra

26.5
Raw Power and Power Backup for Cafeteria: The LESSOR shall ensure that the Cafeteria is provided with 35 KVA of raw power and Power Backup and available on the Cafeteria Rent Commencement Date, at no extra cost to the LESSEE, except to the extent the LESSEE will be required to pay regular consumption charges as provided in Clause 14 herein above.

27.	HANDING OVER OF THE POSSESSION

27.1
The LESSEE shall on termination of the Deed or earlier determination of the lease in terms hereof, simultaneous to receiving a refund of Security Deposit by the LESSOR, return the Scheduled Premises to the LESSOR in good condition, excepting only normal wear and tear.

27.2
In the event the LESSOR is ready and willing to refund the entire Security Deposit amount as hereinabove, but the LESSEE has not vacated the Scheduled Premises on the due date, the LESSEE shall be responsible for payment of twice the rental amounts payable under this Deed for such un authorized use of the Scheduled Premises less applicable TDS from the due date of handing over the possession of the Scheduled Premises till the actual date of delivery of the Scheduled Premises by the LESSEE to the LESSOR. This is without prejudice to the right of the LESSOR to take such lawful action as advised to vacate the Scheduled Premises.

28.	TERMINATION:

28.1
The Lease may be terminated by the LESSEE for any reason whatsoever at any time after the Lock-In Period of SIXTY months by giving THREE (03) months notice in writing to the LESSOR. The LESSEE shall not have the right to terminate the Lease during the Lock-In Period except as provided in this Deed. In the event of premature termination of the Lease by the LESSEE during the Lock-in Period or if the Lease is terminated due to the breach of the LESSEE, the LESSEE undertakes to and shall be liable to pay the Rent for the Scheduled Premises for the remaining period of the Lock-In Period.

28.2
In the event the LESSEE failing to pay the agreed Rent for a cumulative period of 2 months at any time, then in that event the LESSOR shall give notice of such default in payment months to the LESSEE and call upon the LESSEE to rectify the breach within the period of 30 days of the receipt of the notice and if breach is not rectified within the notice period, the LESSOR will be entitled to terminate the Lease. The Lessee shall also be liable to pay the unpaid amount of Rent along with interest @ 15% per annum and handover the physical possession of the premises to the Lessor. If such termination is during the Lock-In Period, the LESSEE shall also be liable to pay to the Lessor, amounts as mentioned herein above.

28.3
In the event of LESSEE committing any breach of any of the terms and conditions of the lease, then in that event the LESSOR shall give notice of such breach and call upon the LESSEE to rectify the breach within a period of 30 days of the receipt of the notice, after which period if the breach is not rectified, the LESSOR will be entitled to terminate the Lease. If such termination is during the Lock-In Period, the LESSEE will become liable to pay the Rent for the remainder of the Lock-In Period.

28.4
In the event of LESSOR committing any breach of any of the terms of this Deed, then in that event the LESSEE shall give notice of such breach and call upon the LESSOR to rectify the breach within 30 days of the receipt of the notice, after which period if the breach is not rectified the LESSEE shall be entitled to terminate this Deed and if such termination is during the Lock-In Period, the LESSEE will not be bound by the terms of clause 6. This right is apart from, LESSEE’S right to specifically enforce the LESSOR’S obligation under the Lease Deed.

28.5
In the event of the LESSEE being ordered to be wound up for any reasons by any Court or direction and/or liquidator/receiver being appointed, this Deed shall stand terminated and LESSOR shall become entitled to vacant possession of the Scheduled Premises and to resume possession as the benefit of the Lease is not available to any third party. However this clause will not have application in the event of mergers in which the LESSEE Company may be a part. The Liquidator will remove all the assets of the company within 30 days and till such time the liquidator shall be liable to pay rents to the LESSOR;

28.6
After the Lock-In period, the LESSEE will be entitled to terminate the lease without assigning any reasons and after giving three months advance notice of the LESSEE’s intent to terminate the lease and the lease shall stand terminated.

28.7
The LESSEE agrees that upon termination of the lease in any of the circumstances mentioned in any of the clauses set out above the LESSOR shall be entitled to on such termination resume possession of the Scheduled Premises against refund of the amounts that may be due by the LESSOR to the LESSEE including the Security Deposit;

29.	FORCE MAJEURE:

29.1
Notwithstanding anything to the contrary contained in this Lease Deed, in the event that either Party is delayed or hindered in, or prevented from, the performance of any act by reason of Acts of God, natural calamities, strikes, riots, fire, floods, accident, any law or regulation of any government, or any act or condition whatsoever beyond the reasonable control of such Party (a “Force Majeure Event”), performance of such act will be excused for the period for the delay and the period of the performance of such act will be extended for a period equivalent to the period of such delay, provided that:

(i)	such Party provides immediate notice to the other Party of the occurrence of the Force Majeure Event; and

(ii)	such Party continues to make reasonable endeavors to resume performance of its obligations.

30.	SUSPENSION OF RENT AND LEASE:
In the event the Scheduled Premises or any portion thereof are uninhabitable or unusable or the utilities servicing the Scheduled Premises or common areas or facilities are interrupted so as to render the Scheduled Premises or part of it uninhabitable or unusable, for any reasons other than for any act of omission or commission of the LESSEE or Clause 28 above and such restraint continues beyond 30 (thirty) days, the LESSEE shall suspend payment of further Rent proportionately until such time that the defects are rectified, and in addition to being able to terminate pursuant to Clause 27, without any cost or liability to the LESSEE. The aforesaid remedies are in addition to the obligation of the LESSOR to repair the Scheduled Premises. In the aforesaid eventuality, the LESSEE will not be bound by the terms of Lock-In Period stipulated in Clause 6 above if such restraint occurs during the Lock-In Period.

31.	MODIFICATION/VARIATION:
No change, variation or modification of any of the terms and conditions set forth herein shall be valid unless incorporated as an amendment to this Deed and signed by the duly authorised representatives of both parties.

32.	WAIVER/FORBEARANCE:
The Parties hereto agree that in the event of there being any delay in or indulgence shown by either of the parties with regard to the enforcement of any of the terms of this Deed, the same shall not be construed as a waiver on the part of the party showing such indulgence or tolerance and any such indulgence or forbearance shall not be deemed to be a waiver of the rights and the parties shall be entitled to enforce such right without prejudice to such indulgence or tolerance shown.

33.	HEADING:
The Headings to various clauses hereinabove, are given for sake of convenience and easy reference only and they do not in any manner either govern or interpret the meaning thereof.

34.	NOTICE AND SERVICE OF NOTICE:
Any notice required to be served upon this Deed, shall be served and given to the other party by registered post A.D. or by hand at the address of the respective parties given above. The same shall be deemed to be sufficiently served or given, on completion of five working days from the date of dispatch, when sent by RPAD, (Registered Post with Acknowledgement Due) and on receipt of acknowledgement, when given by hand.

35.	JURISDICTION OF THE COURT:
Any matter arising under or out of this Lease Deed or in any way connected with this Lease Deed shall be subject to the jurisdiction of the courts of Bangalore.

36.	EXECUTION OF LEASE DEED, STAMP DUTY AND REGISTRATION THEREOF:
All costs incurred towards stamp duty and registration of Lease Deed and any renewal thereafter as stated in the lease deed and other charges incidental thereto shall be borne by the LESSEE. The LESSOR will cooperate by providing all necessary documentation & other reasonable assistance to the LESSEE to complete such formalities.’

37.	SEVERANCE:
In the event that any provision of this Lease Deed or any of its conditions are declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable, the parties shall amend that provision in such reasonable manner as achieves the intention of the parties without illegality or at the discretion of the Parties it may be severed from this Lease Deed and the remaining provisions of this Lease Deed shall remain in full force and effect unless the parties decide that the effect of such declaration is to defeat the original intention of the parties in which event the Parties will decide to terminate this Lease Deed.

38.	DEED IN DUPLICATE:
This Deed has been executed in duplicate, one copy to each of the Parties. Each copy shall be considered as original.

39.	DISPUTE RESOLUTION:
If any Dispute arising between the Parties is not amicably settled within thirty (30) days of commencement of attempts to settle the same, the Dispute shall be referred to arbitration. The Parties agree that the arbitration proceedings will be conducted at Bangalore and shall be governed by the provisions of the [Indian] Arbitration and Conciliation Act, 1996 or any statutory modification or reenactment thereof for the time being in force. The decision of the arbitrators shall be final and binding on the Parties. The Parties agree that the Dispute shall be adjudicated by a single arbitrator mutually appointed by the Parties.

40.	ENTIRE AGREEMENT:
This Deed along with its Schedules and Annexure, which are part and parcel of this Deed, is the entire agreement between the LESSOR and the LESSEE with respect to the leasing of the Scheduled Premises. It supersedes past agreements, Letter of Intent, negotiations, correspondence, and communications, if any with respect to the leasing of Scheduled Premises.

41.	LIMITATION OF LIABILITY:
Any reference to indemnity, loss, claims or damages in this Lease Deed shall not include any incidental, consequential, exemplary, penal and like damages or any direct or indirect business losses, loss of profits or any action in tort.

SCHEDULE “A”
(Description of the Property)
All that piece and parcel of immovable property in all measuring approximately four (4) acres and seven (07) guntas carved out of Survey No. 15/3, and 16 /1 converted for non-agricultural purposes, situated in Kadubeesanahalli Village, Varthur Hobli, Bangalore South Taluk and bounded on the:
East by    :    Land belonging to Aswtharaju;
West by    :    Lands bearing Survey No. 15/2;
North by    :    Lands bearing Survey Nos. 23; and
South by    :    Outer Ring Road
SCHEDULE B
(Description of the Scheduled Premises)
All that piece and parcel of fully fitted out office comprising of Ground Floor measuring 18375 Sq. Ft, First floor measuring 18375 Sq. ft, and Third Floor measuring 22375 Sq. ft of Block B, wing ‘A’ of Super Built up area in the building know as `SALARPURIA HALLMARK’, constructed on the Property described in Schedule A together with Fifty Nine (59) Car Parks in the Building.

IN WITNESS WHEREOF THE LESSOR AND THE LESSEE HAVE SIGNED AND EXECUTED THIS DEED IN DUPLICATE IN THE PRESENCE OF THE FOLLOWING PERSONS
SIGNED, SEALED AND DELIVERED
by within named LESSOR
T. Krishnappa
T. Ramachandra
in the presence of
WITNESSES
1.    Name:
Address:
Occupation:

SIGNED, SEALED AND DELIVERED
by within named LESSEE
ARUBA NETWORKS INDIA
PRIVATE LIMITED
in the presence of
WITNESSES
1.    Name:
Address:
Occupation:

ANNEXURE -I
FLOOR PLAN

ANNEXURE II
SERVICES AND AMENITIES
Services for Common Area and Amenities by M/s SPPL Property Management (P) Ltd
Activity / Services

1.	SECURITY

•	Supervisor,

•	Guards

2.	HOUSE KEEPING

•	Supervisor,

•	House keep,

•	Equipment and Material,

•	Sump Cleaning (6 monthly),

•	Overhead tank cleaning (3 monthly),

•	Facade cleaning,

•	Pest Control.

3.	OPERATION STAFF

•	Premises / Facility Manager,

•	Sr. Electrician,

•	DG Operation / Electrician,

4.	Insurance as per the Lease Deed

5.	HORTICULTURE

•	Gardner,

•	Fertilizers,

•	Equipments.

6.	Civil and Miscellaneous Maintenance.

7.	PLUMBING AND SANITARY

•	Plumber,

•	Water charges.

8.	ELECTRIC MAINTENANCE

•	Power consumption charges for common area,

•	Bulb and tubes and other materials in common areas.

•	Payment of electric charges to BESCOM after collecting from occupants of the Premises.

•	Generator Maintenance and monthly bill as per Lease Deed

•	Chillers unit maintenance

1

9.	MISCELLANEOUS
License – Obtaining and maintaining licenses for carrying out the maintenance work at the site, if applicable.

2